Exhibit 10.37

[FM Services Letterhead]

October 21, 2003

Mr. J. Bennett Johnston, Jr.

1317 Merrie Ridge Road

McLean, Virginia 22101

Dear Mr. Johnston:

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement with FM Services Company dated January 7, 1997, as amended (The “Agreement”).

Your contract will renew for an additional one-year period beginning January 1, 2004 and ending December 31, 2004.  All other terms and conditions of the Agreement between you and FM Services shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson

Richard C. Adkerson

Chairman of the Board and President

FM Services Company

AGREED TO AND ACCEPTED:

BY:

/s/ J. Bennett Johnston, Jr.

J. Bennett Johnston, Jr.

DATE:

November 3, 2003